Exhibit 99.1

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is being signed on December 28, 2023 (the “Signature Date”) by and among (X) Minim, Inc. a Delaware corporation whose Common Stock is listed for trading on the Nasdaq (the “Company”), (Y) Mr. David Elliot Lazar, an individual (the “Proxy”), and (Z) each of (i) Mr. Jeremy P. Hitchcock, an individual, (ii) Orbit Group LLC, a New Hampshire limited liability company, (iii) Hitchcock Capital Partners, LLC, a New Hampshire limited liability company, (iv) Zulu Holdings LLC, a New Hampshire limited liability company, (v) Slingshot Capital, LLC, a New Hampshire limited liability company, and (vi) Ms. Elizabeth Cash Hitchcock, an individual (each person or entity part of group “(Z)” hereinafter referred to as, a “Stockholder” and collectively: the “Stockholders”). Each party executing an Adoption Agreement in the form attached hereto as Exhibit A, as required by this Agreement, shall also be referred to herein as a “Stockholder”.

WHEREAS, the Company and the Proxy are contemplating entering into a Securities Purchase Agreement (the “Securities Purchase Agreement”) providing for the sale and issuance of, inter alia, shares of a newly designated series of Preferred Stock of the Company, which, among other things, are expected to be convertible into shares of the Company’s Common Stock, in accordance with the terms of the Securities Purchase Agreement once finalized, and in connection with that Securities Purchase Agreement the Company and the Stockholders desire to provide the Proxy with certain contractual rights as set forth below.

WHEREAS, “Proxy Shares” in this Agreement shall mean all of the shares of capital stock of the Company that now are and hereafter be beneficially owned by any Stockholder, and any and all other shares or securities of the Company and any of its subsidiaries issued or issuable in respect thereof on and after the Signature Date.

WHEREAS, Jeremy P. Hitchcock hereby represents that he does not have any beneficial interest in capital stock of the Company and in any other shares or securities of the Company and/or any of its subsidiaries issued or issuable in respect thereof on and after the Signature Date, other than (i) individually, (ii) through Elizabeth Cash Hitchcock, (iii) through Orbit Group LLC, a New Hampshire limited liability company, (iv) through Hitchcock Capital Partners, LLC, a New Hampshire limited liability company, (v) through Zulu Holdings LLC, a New Hampshire limited liability company, and/or (vi) through Slingshot Capital, LLC, a New Hampshire limited liability company.

WHEREAS, Elizabeth Cash Hitchcock hereby represents that she does not have any beneficial interest in capital stock of the Company and in any other shares or securities of the Company and/or any of its subsidiaries issued or issuable in respect thereof on and after the Signature Date, other than (i) individually, (ii) through Jeremy P. Hitchcock, (iii) through Orbit Group LLC, a New Hampshire limited liability company, (iv) through Hitchcock Capital Partners, LLC, a New Hampshire limited liability company, (v) through Zulu Holdings LLC, a New Hampshire limited liability company, and/or (vi) through Slingshot Capital, LLC, a New Hampshire limited liability company.

NOW, THEREFORE, in consideration of the recitals set forth hereinabove and the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged hereby, each of the parties hereto, intending legally to be bound, hereby agrees as follows:

1. Incorporation of Recitals. The parties to this Agreement hereby agree and acknowledge that all of the Recitals set forth hereinabove are true, complete and correct in every respect and hereby incorporate said Recitals into this Agreement by this reference.

2. Representations of each Stockholder. Each Stockholder hereby represents and warrants to the Proxy that he/she/it: (a) has full power to enter into this Agreement and has not, prior to the Signature Date, or the date of any Adoption Agreement, as applicable, executed and/or delivered any proxy or entered into any other voting agreement or similar arrangement and (b) will not take any action inconsistent with the purposes and provisions of this Agreement.

3. Escrow of Agreement. Upon execution of this Agreement, it shall be placed in escrow with counsel to the Proxy, Mr. Mathew McMurdo, until the complete execution and effectiveness of the Share Purchase Agreement by the Company and the Proxy, at which time this Agreement shall be released from such escrow to the benefit of the Proxy (the “Proxy Effective Date”).

4. Scope of Agreement. Upon and following the Proxy Effective Date, this Agreement shall govern the vote of the 1,447,867 shares of Common Stock, representing the aggregate voting interest of the Stockholders taken as a whole as of the Signature Date (assuming the exercise by or vesting in the Stockholders of all equity-linked securities held by them), as well as any additional shares of Common Stock which may be acquired by the Stockholders until the expiration of this Agreement (the “Proxy Shares”) by the Proxy with respect to any and all matters concerning a shareholder vote in respect of the Proxy Shares with respect to actions to be taken pursuant to the proposed terms of the draft of the proposed Securities Purchase Agreement between the Company and the Proxy dated as of October [X], 2023 and bearing document reference number 4882-3586-6763.1 (the “Draft SPA”), whether at a meeting or pursuant to written consent or otherwise, including but not limited to:

(a) effecting a reverse stock split of the common stock of the Company;

(b) increasing authorized shares of Preferred Stock of the Company and designating the shares of Preferred Stock to be issued pursuant to the Securities Purchase Agreement with the rights and preferences to set forth on the form Certificate of Designation which shall be annexed to the Securities Purchase Agreement.

(c) electing new members to the board of directors as may appointed by the Proxy.

5. Changes in Capital Stock. In the event that subsequent to the Signature Date, any shares of capital stock or other securities the Company are issued on, or in exchange for, any of the Proxy Shares by reason of any stock dividend, stock split, consolidation of shares, reclassification, exchange, merger or consolidation or otherwise involving the Company, such shares of capital stock or other securities shall be deemed to be Proxy Shares for purposes of this Agreement.

6. Voting of Proxy Shares. Each Stockholder agrees and covenants that at any meeting of the shareholders of the Company and/or in connection with any corporate action by the shareholders of the Company, all of his/her/its respective shares of the Proxy Shares shall be voted by the Proxy in the manner and to the effect determined by said Proxy in his sole and absolute discretion with respect to actions proposed to be taken pursuant to the terms of the Draft SPA. Accordingly, during the term of this Agreement, no Stockholder shall vote or attempt to vote any of his/her/its respective shares of the Proxy Shares, or otherwise exercise or attempt to exercise any voting or other approval rights of any of his/her/its respective shares of the Proxy Shares, and any such prohibited exercise by any Stockholder of voting or approval rights shall be void and of no force and effect.

7. Irrevocable Proxy.

(a) In order to give effect to and in furtherance of the agreements and covenants set forth in Section 5 of this Agreement, each Stockholder hereby irrevocably constitutes and appoints Proxy as proxy for such Stockholder, with full power of substitution, for and in the name and on behalf of such Stockholder, to vote any and all of his/her/its respective shares of Proxy Shares with regard to any question, action, resolution, election or other matter presented to the shareholders of the Company for vote and/or approval with respect to actions proposed to be taken pursuant to the terms of the Draft SPA. Proxy shall vote said Proxy Shares in such manner and to such effect as the Proxy may determine in his sole and absolute discretion with respect to actions proposed to be taken pursuant to the terms of the Draft SPA. The proxy granted hereby shall remain in effect for so long as and at all times that this Agreement shall remain in effect. The proxy granted hereby is irrevocable and is coupled with an interest sufficient in law to support an irrevocable proxy.

(b) Proxy hereby accepts his appointment as proxy of each Stockholder, pursuant to Subsection 6(a) of this Agreement. Other than as specifically set forth herein, the Proxy shall have no other rights with respect to the Proxy Shares.

(c) In no way shall the terms of this Agreement be interpreted in a way to cause a violation of Section 160(c) of the Delaware General Corporate Law or to prohibit, limit or restrict Proxy from exercising his fiduciary duties as an officer and/or director to the Company at and from such time as the Proxy may be appointed as such.

(d) The voting of Proxy Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law. For the avoidance of doubt, voting of the Proxy Shares pursuant to the Agreement need not make explicit reference to the terms of this Agreement.

8. Limitation of Proxy’s Liability. Proxy shall not incur any liability or responsibility by reason of any error of judgment, mistake of law or other mistake, or for any act or omission of any agent or attorney, or for any misconstruction of this Agreement, or for any action of any kind taken or omitted hereunder or believed by him to be in accordance with the provisions and intents hereof.

9. Term.

(a) This Agreement shall commence on the Signature Date and continue in perpetuity, unless terminated by Proxy, in Proxy’s sole discretion.

(b) The Company and each Stockholder confirms hereby that he/she/it understands and acknowledges that this Agreement will continue in perpetuity, unless terminated by Proxy, in Proxy’s sole discretion, and that the preceding part of this Section 8(b) reflects his/her/its intention.

10. Successor Proxy. In the event that the Proxy is unable or unwilling to serve as the Proxy, a successor proxy (who will become the Proxy under this Agreement, if appointed in accordance with this Section 9) may be appointed by the Proxy at his discretion, or if the Proxy is unable to make such appointment due to his death or incapacity to act, by the consent of the successors to the Proxy’s individual shares of capital stock of the Company that hold a majority interest in such shares. A successor proxy shall be vested with all the rights, powers and authority as if originally named in this Agreement.

11. Legend; Subsequent Holders of Proxy Shares. Each Stockholder hereby acknowledges and agrees that commencing on the Signature Date all certificates for the shares of Proxy Shares may, but need not, be imprinted by the Company with notice of this Agreement and the irrevocable proxy set forth herein. Each Stockholder agrees not to transfer any interest in his/her/its respective Proxy Shares unless the transferee executes and delivers an Adoption Agreement in the form attached hereto as Exhibit A. Each transferee or assignee of Proxy Shares shall continue to be subject to the terms hereof and, as a condition precedent to any such transfer(s) (and the Company’s recognizing such transfer(s)), each such transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering an Adoption Agreement in the form attached hereto as Exhibit A. Upon the execution and delivery of an Adoption Agreement by any transferee, such transferee shall be deemed to be a party hereto as if such transferee were the transferor and such transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be a Stockholder. A Stockholder shall not make, and the Company shall not permit, the transfer of Proxy Shares on its books or issue a new certificate representing any such Proxy Shares unless and until such transferee (or group) shall have complied with the terms of this Section 10.

12. Governing Law; Jurisdiction and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to rules regarding choice of law. EACH PARTY HERETO AGREES TO SUBMIT TO THE PERSONAL JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN WILMINGTON, DELAWARE FOR RESOLUTION OF ALL DISPUTES ARISING OUT OF, IN CONNECTION WITH, OR BY REASON OF THE INTERPRETATION, CONSTRUCTION, AND ENFORCEMENT OF THIS AGREEMENT AND/OR ANY ADOPTION AGREEMENT, AND HEREBY WAIVES THE CLAIM OR DEFENSE THEREIN THAT SUCH COURTS CONSTITUTE AN INCONVENIENT FORUM.

13. Benefits; Binding Effect. This Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representatives, legal representatives, successors, assigns and transferees.

14. Counterparts. This Agreement may be executed in several counterparts, and all so executed shall constitute one Agreement, binding on all the parties hereto, notwithstanding that all the parties are not signatories to the original or same counterpart.

15. Amendment or Modification. This Agreement may be altered, modified or amended only by the unanimous consent, in writing, of the parties hereto, either now or hereafter. Any such modification must be signed by each party to this Agreement.

16. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

17. Notices. All notices and other communications given or made pursuant to this Agreement shall be, Manchester, NH in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on Schedule A hereto, or to such email address or address as subsequently modified by written notice given in accordance with this Section 16. If notice is given to the Company, a copy, which shall not constitute notice, shall also be sent to [_____________________________________________________], and if notice is given to Proxy, a copy, which shall not constitute notice, shall also be given to Avraham Ben-Tzvi, Attorney, 28 General Pierre Koenig St., 3rd Floor – Asif Business Center, Jerusalem 9346936, Israel, Email: abz@abz-law.com, and if notice is given to the Stockholders (or any of them), a copy, which shall not constitute notice, shall also be given to Philip Taub, Esq., Nixon Peabody LLP, 900 Elm Street, Suite 1400, Manchester, New Hampshire, USA 03101.

18. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings and arrangements, both oral and written, among the parties hereto with respect to such subject matter.

19. Enforceability. The parties expressly agree that this Agreement shall be specifically enforceable in any court of competent jurisdiction in accordance with its terms against each of the parties hereto. If any provision of this Agreement shall be declared void or unenforceable by any court or administrative board of competent jurisdiction, such provision shall be deemed to have been severed from the remainder of this Agreement and this Agreement shall continue in all respects to be valid and enforceable and shall be construed so as to best give effect to the

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the Signature Date.

MINIM, INC.

By:	/s/ Jeremy P. Hitchcock
	Name & Title:	chairman

JEREMY P. HITCHCOCK (in his individual capacity)

By:	/s/ Jeremy P. Hitchcock
Jeremy P. Hitchcock

ELIZABETH CASH HITCHCOCK (in her individual capacity)

By:	/s/ Elizabeth Cash Hitchcock
Elizabeth Cash Hitchcock

ORBIT GROUP LLC

By:	/s/ Jeremy P. Hitchcock
Jeremy P. Hitchcock
Manager

HITCHCOCK CAPITAL PARTNERS, LLC

By:	Orbit Group LLC, its Manager

By:	/s/ Jeremy P. Hitchcock
Jeremy P. Hitchcock
Its Manager

ZULU HOLDINGS LLC

By:	Orbit Group LLC, its Manager

By:	/s/ Jeremy P. Hitchcock
Jeremy P. Hitchcock
Its Manager

SLINGSHOT CAPITAL, LLC

By:	Orbit Group LLC, its Manager

By:	/s/ Jeremy P. Hitchcock
Jeremy P. Hitchcock
Its Manager

DAVID ELLIOT LAZAR

By:	/s/ David Elliot Lazar
David Elliot Lazar

Schedule A

Company:	Minim, Inc.
Address:

Attention:
Fax:
E-mail:

Stockholders:	Orbit Group LLC
Address: 848 Elm Street, 2nd Floor
Manchester, New Hampshire 03101
Attention: Mr. Jeremy Hitchcock

E-mail: jeremy@orbitgroup.com

Proxy:

Address:
Attention: David Elliot Lazar
Fax:
E-mail:

Sch. A-1

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed on [__________] [__], 2023, by the undersigned (the “Holder”) pursuant to the terms of that certain Voting Agreement dated as of [________] [__], 2023 (the “Agreement”), by and among the Company, Jeremy P. Hitchcock, an individual, Orbit Group LLC, a New Hampshire limited liability company, Hitchcock Capital Partners, LLC, a New Hampshire limited liability company, Zulu Holdings LLC, a limited liability company, Elizabeth Cash Hitchcock, an individual and David Elliot Lazar, as such Agreement may be amended or amended and restated from time to time. Capitalized terms used but not defined in this Adoption Agreement shall have their respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Holder agrees as follows.

1.1 Acknowledgement. Holder acknowledges that Holder is acquiring certain Proxy Shares from a party in such party’s capacity as a “Stockholder” bound by the Agreement, and after such acquisition, transfer, assignment or any similar action granting Holder ownership of the Proxy Shares, the Holder shall be considered a “Stockholder” for all purposes of the Agreement. Holder hereby (a) agrees that the Proxy Shares shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if Holder were originally a party thereto.

1.2 Notice. Any notice required or permitted by the Agreement shall be given to Holder at the physical address or email address listed below Holder’s signature hereto.

HOLDER:	ACCEPTED AND AGREED:

By:	MINIM, INC.
Name and Title of Signatory

Address:	By:

Title:

E-mail:

A-1

EXHIBIT B

[INSERT CERTIFICATE OF DESIGNATION]

B-1